SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 22, 2007

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

        On March 22, 2007, the Company’s management and the audit committee of the board of directors concluded that the Company’s consolidated financial statements for the year ended December 31, 2005 and for each of the quarters from June 30, 2005 through September 30, 2006, should not be relied upon because of errors in accounting for the Company’s exclusive distribution agreement in Canada, as described below.

        In May 2005, the Company entered into a five-year agreement with a Canadian company to serve as the Company’s exclusive distributor in Canada. The distribution agreement requires the Company to pay a distribution fee to the distributor. Prior to October 1, 2006, the Company classified this distribution fee in operating expenses. The Company has since concluded that this fee should be classified as an adjustment to gross sales in arriving at net sales, similar to trade rebates and other adjustments to gross sales. Further, the Company has concluded that the distribution fee should be accrued and expensed at the time of sale to the distributor. Previously, the Company expensed the fee when billed by the distributor to the Company.

        The Company’s management and the audit committee have determined that the adjustments noted above resulted from a material weakness in internal control related to the lack of a formal process to evaluate and document all of the accounting implications that may be associated with new and non-routine contracts, including distribution agreements.

        As a result of the foregoing adjustments, the Company, upon recommendation of its audit committee and upon concurrence of its board of directors, will restate its financial statements for the quarterly periods ended June 30, 2005 (unaudited) and September 30, 2005 (unaudited) and the financial statements and accompanying notes for the year ended December 31, 2005 (audited) and the unaudited financial statements for the first three quarters of 2006. The restatement will have no impact on the Company’s consolidated operating cash flows for the affected periods. A summary of the expected impact of the restatement upon the Company’s consolidated balance sheets and consolidated statements of operations is outlined below:

	December 31, 2005
	As Previously Reported	As Restated (Unaudited)	Change

Selected consolidated balance sheet data:

Total current assets	$6,409,920	$6,112,860	$(297,060)
Total assets	$10,595,246	$10,298,186	$(297,060)
Total current liabilities	$3,055,127	$2,960,931	$(94,196)
Total liabilities	$3,543,582	$3,449,386	$(94,196)
Total shareholders' equity	$7,051,664	$6,848,800	$(202,864)

	Year Ended December 31, 2005
	As Previously Reported	As Restated (Unaudited)	Change
Selected consolidated statement of operations data:

Net sales	$23,545,475	$22,799,640	$(745,835)

Gross profit	7,789,422	7,043,587	(745,835)

Gross profit percentage	33.1%	30.9%	(2.2% )

Total expenses	8,698,526	8,143,577	554,949

Net loss	$(909,104)	$(1,099,990)	$(190,886)

Loss per common share - basic and diluted	$(0.07)	$(0.09)	$(0.02)

	September 30, 2006
	As Previously Reported (Unaudited)	As Restated (Unaudited)	Change
Selected consolidated balance sheet data:

Total current assets	$8,239,993	$7,933,385	$(306,608)
Total assets	$18,713,261	$18,406,653	$(306,608)
Total current liabilities	$3,406,693	$3,304,584	$(102,109)
Total liabilities	$4,236,951	$4,134,842	$(102,109)
Total shareholders' equity	$14,476,310	$14,271,811	$(204,499)

	Nine Months Ended September 30, 2006
	As Previously Reported (Unaudited)	As Restated (Unaudited)	Change
Selected consolidated statement of operations data:

Net sales	$21,019,902	$20,200,382	$(819,520)

Gross profit	7,826,638	7,007,118	(819,520)

Gross profit percentage	37.2%	34.7%	(2.5% )

Total expenses	7,057,934	6,230,980	826,954

Net income	$768,704	$776,138	$7,434

Income per common share - basic	$0.04	$0.04	-

Income per common share - diluted	$0.03	$0.03	-

        Authorized officers of the Company discussed the foregoing matters with representatives of the Company’s current and former independent registered public accounting firms.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.
	By:	/s/ John E. Yetter
John E. Yetter, CPA Vice President and Chief Financial Officer
Date: March 26, 2007

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